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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

SPEAKERS
Crocker Coulson, CTG Investor Relations
Xiangzhi Chen, Chairman and Chief Executive Officer
Andrew Chen, Chief Financial Officer
Anhui Guo, Chief Operating Officer
Jenny Young, Translator, CTG

ANALYSTS John Ma, Roth Capital Partners Katherine Lu, Oppenheimer Ping Luo, Global Hunter Securities

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

PRESENTATION

Coordinator
Good day, ladies and gentlemen, and welcome to the ShengdaTech Q3 2009 Earnings Conference Call.  My name is Ken and I will be your operator for today.  At this time all participants are in listen-only mode.  Later we will conduct a question and answer session.  As a reminder, this conference is being recorded for replay purposes.  I would now like to turn the conference over to your host for today, Mr. Crocker Coulson.  Please proceed, sir.

C. Coulson
Thank you, operator.  Good morning, ladies and gentlemen, and good evening those of you who are joining us from Asia.  I’m Crocker Coulson from CTG Investor Relations, the company’s investor relations firm.  Joining us from China are Mr. Xiangzhi Chen, ShengdaTech’s Chairman and Chief Executive Officer; Mr. Andrew Chen, the company’s Chief Financial Officer; and Ms. Anhui Guo, Chief Operating Officer.  Also from China and with us today is CTG’s Jenny Young, who will provide translation for your questions and answers.

I’d like to remind our listeners that in this call management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties and management may make some additional forward-looking statements in response to your questions.  Therefore, the company claims the protection of the Safe Harbor for Forward-Looking Statements that’s contained in the Private Securities Litigation Reform Act of 1995.  Actual results may differ from those discussed today due to various risks, including, but not limited to such factors as unanticipated changes in product demand, especially in the tire and PVC industries; the ability to attract new customers; the ability to prepare for growth; planned manufacturing capacity expansion; the ability to increase the company’s product applications; and other information that’s detailed from time to time in our filings and future filings with the SEC.   Accordingly, although ShengdaTech believes that the expectations reflected in these forward-looking statements are reasonable, we can provide no assurance that such expectations will prove to be correct.  In addition, any suggestions as to our future performance represent management’s estimates as of today, November 10, 2009.  ShengdaTech assumes no obligation to update these projections in the future as market conditions change.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

For those of you unable to listen to the entire call at this time, we’re going to make a recording available via Webcast for 90 days and you can find that on ShengdaTech’s corporate Web site.

It’s now my pleasure to turn this call over to ShengdaTech’s Chairman and CEO, Mr. Chen, who will make some brief opening remarks. Chen ....

X. Chen	(In Chinese.)

M
Thank you, Crocker.  It’s my great pleasure to welcome all to ShengdaTech’s Third Quarter 2009 Earnings Conference Call.  During the quarter we made significant progress to advance our NPCC business with the successful acquisition of a company in the dynamic ... delta region of China.  We also completed phase one construction of our new NPCC facility in Zibo on schedule, which began shipping to customers during the quarter.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

Besides, before I turn the call to Crocker, I’m pleased to announce that ShengdaTech was recently named on Forbes Magazine’s fifth annual list of Asia’s 200 Best Under Billion for the year 2009, which represents the recognition to our profitability, development and future prospects.  The entire ShengdaTech team is very proud of this accomplishment and I can assure our shareholders that we fully intend to remain on this prestigious list by continuing to focus on top-line and bottom-line growth as we execute our strategic plan.

X. Chen	(In Chinese.)

M
Now Crocker Coulson will discuss some additional remarks on our operations on my behalf.  I will participate in the question and answer section along with Mr. Andrew Chen and Ms. Guo.  I sincerely thank you for your continued interest in ShengdaTech.  Thank you, all.  Crocker.

C. Coulson
Great.  Thank you, Mr. Chen.  In the third quarter of 2009 ShengdaTech generated NPCC revenues of $25.4 million, down slightly from the same quarter last year.  The decline in NPCC revenue was primarily due to a slight decline in average selling prices compared to the year ago period, a function of product mix shifts and applications sold to meet customers’ changing needs as they adjust to the current environment.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

When compared with the second quarter of 2009 we experienced a modest increase in average selling prices, but a slight reduction in sales volume of approximately 3.5%.  We believe the lower volume was the result of stabilization in the Chinese economy as customers were no longer replenishing inventory as they did during Q2 of ’09.  In the fourth quarter we expect demand to increase from current levels as the benefits of the Chinese government’s economic stimulus plan continues to benefit our key end markets.

During the quarter we modified our product mix in response to changes in market demand and added a total of 19 new domestic customers compared to only 3 new domestic customers added in Q2 of 2009.  We continue to demonstrate that our greatest advantage over our competitors is attributed to the combination of a diverse range of NPCC applications, superior quality in service, along with our ability to constantly introduce new and innovative applications, all of which serve to expand the market for NPCC and sustain our market leading position.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

Sales to our two largest end markets, tires and PVC, declined during the quarter, primarily due to economic conditions.  However, we were able to replace sales to these markets with sales of newer NPCC applications, such as polyethylene or PE, adhesives and latex.  PE or again, polyethylene, is one of our highest margin NPCC products and sales of this application accounted for 18% of the quarter’s total revenue, up 20% year-over-year.  This was due in large part to the addition of seven new PE customers during the quarter.

Sales of adhesives and latex NPCC products increased 24% year-over-year and accounted for 12.2% of total revenues.  We added six new adhesive customers during the quarter.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
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Tires and PVC remain our largest end markets, together accounting for 60% of total NPCC revenue, down from 73.6% in the year ago period.  Sales to the tire industry declined 18.7% on a year-over-year basis.  This was mainly because tire customers are carefully controlling inventory levels, keeping a close eye on current economic conditions.  Our NPCC application for tires is mainly used for truck and heavy vehicle tires and for passenger car tires, which are mainly supplied to the domestic market.  In light of recent tariffs imposed by the U.S. government, which primarily targets radial tires for cars and light trucks, we have not experienced any major impact on the demand for our NPCC application for tires in both September and October.

As the tire manufacturers are striving to develop tires which can deliver high performance at lower costs in order to cater to the international high-end markets, we expect that our NPCC, a functional material that has been proven to enhance tire performance and reduce manufacturing costs, will be in high demand by large domestic tire manufacturers.  In fact, we recently added five new tire customers and currently supply our NPCC application for tires to three out of the top ten tire manufacturers in China.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

Sales to the PVC industry declined 19.3% on a year-over-year basis.  The decline was due to increased focus on high value added NPCC applications.  Although NPCC for PVC is a good source of returns for the company, we have learned that PVC producers do not experience significant cost benefits from using NPCC when compared to other application areas.  Therefore, our target prospects for this application have narrowed.  Consequently, we expect to have a somewhat different application mix of sales contributions going forward as we turn to other applications where our value proposition has greater impact and acceptance.

Our pipeline of new customers is very strong.  We’re currently working with 32 prospective customers, including 28 domestic customers, of which 21 are in the testing phase and 4 international customers, of which 3 are in the testing phase.  We are aggressively advancing our sales and marketing efforts.  While we’re already China’s leading supplier of NPCC, our goal is to position ShengdaTech as a true global company and expand our market reach both domestically and internationally.  To help focus on that effort we’ve established a new sales team of well qualified and experienced personnel in Shanghai that will focus on international sales and marketing, as well as targeting international customers for the manufacturing base in China.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

In support of our expanding NPCC operations we’re in the process of hiring a senior manager for our marketing department to aggressively pursue market expansion and we plan to further expand our international sales team.  We also plan to start attending more high profile trade shows, both domestically and internationally to promote our NPCC products and gain additional insight into the opportunities in the global NPCC markets.

As Mr. Chen mentioned, we’ve recently completed the construction of phase one of our new Zibo facility and began production of NPCC for latex, ink and PE customers.  With the additional capacity from Zibo our total annual NPCC production capacity will be 250,000 metric tons, an increase of 32% from 190,000 metric tons previously.   We continue to monitor our market demand and general economic conditions to identify the best time to continue the build-out activity at Zibo.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

In line with our NPCC expansion strategy, during the quarter we signed an agreement to acquire 100% of the equity interest of Anhui Chaodong Nanomaterials Science and Technology Company, Ltd., an inactive NPCC facility with approximately 10,000 metric tons of annual production in China’s highly industrialized Anhui Products.  The $3.8 million acquisition price includes the existing buildings, equipment and mining rights to approximately 14.25 million tons of very high quality limestone reserves.  We have renamed Chaodong to Puxi Nanomaterials Company Ltd.

Last week we received approval from the local government for the acquisition and now are working to obtain the business licenses and registrations necessary to operate the facility.  Upon receipt of these required documents we will invest an additional $2.9 million in Puxi for technological upgrades at the production facility and thereafter commence trial production.  Concurrent with the upgrades at Puxi we plan to finalize our agreement with the Hanshan County local government to purchase land-use rights for approximately 66,767 square meters or 16.5 acres of land for the existing facility at an estimated cost of approximately $4.4 million.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

We are very excited about the growth opportunities made available to us with the acquisition of Puxi, which provides us an entrance point into the Yangtze River Delta Region, the home of numerous high quality, large scale manufacturers from various industries, many of which are viable prospects for NPCC applications and will be vigorously pursued by our sales force.   Puxi is also strategically located near Wuhu, a major river port on the Yangtze River, which will result in lower transportation costs and facilitate both domestic and international sales growth.

While the current capacity of Puxi is only 10,000 metric tons per year, our longer-term plans include adding another 200,000 metric tons of annual capacity over the next four years based on market demand.  The total investment commitment is approximately $175.7 million, which includes the expansion of product capacity, acquisition of additional land-use rights for 84.35 acres of property adjacent to Puxi that could ultimately accommodate the additional production facilities and exclusive rights to an additional 60 million metric tons of high quality limestone.  Securing the exclusive rights to high quality limestone suitable for our level of NPCC in this region is a preempted measure of strategic importance, as it represents a serious barrier to competitors, who may have considered entering this market.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
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A major factor contributing to our successful track record of growth is the management team’s commitment to R&D, our goal to expand the total market for NPCC with new applications in high potential end markets.  Our new NPCC application for asphalt is currently under small scale trial production and we’re evaluating feedback from our key customers.  Assuming such feedback is positive and meets the customers’ requirements, we expect to achieve a technological breakthrough in Q1 of 2010, which could lead to substantial volumes for that application.  For example, the potential market size for this application is very sizable, as our asphalt application partially replaces SPS asphalt, which, based on our estimates, is used in 60% of road pavement asphalt in China.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

We’re also developing a new NPCC application for high grade paper, which, based on preliminary evaluation we believe may hold larger potential than our asphalt application.  We continue our steadfast focus on improving and expanding the use of NPCC applications, including adhesives and latex and we certainly will keep you updated on our progress.

With that, I’m now ready to turn this call over to ShengdaTech’s CFO, Mr. Andrew Chen, who will have a more detailed discussion of the quarter’s financial results.  Andrew.

A. Chen
Thank you, Crocker.  Welcome, everybody.  Before I get into our financial results, I would encourage all of you to read our 10-Q filed with the Securities and Exchange Commission and our quarterly press release published yesterday for more detailed financial disclosures.  In addition, we will also be discussing our non-GAAP financial measure, EBITDA, which stands for earnings before interest, taxes, depreciation and amortization.  We present this financial measure as a supplement to our GAAP results because we believe it provides useful information in analyzing and benchmarking the performance of our operations and helps investors in analyzing our year-over-year financial performance.  We presented a reconciliation of EBITDA to net income in our press release yesterday.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

First, let me go through our quarterly results:  Our total revenue for the third quarter of 2009 was $25.4 million, down 48.5% year-over-year due to the ceased production in our Bangsheng Chemical Facility on October 31, 2008.  The ceased production resulted from a mandatory directive from the Taran City Government due to rezoning of the facility’s location into a residential and non-manufacturing area.

Revenue from our NPCC segment decreased 0.6% to $25.4 million.  Total volume of NPCC sold during the third quarter of 2009 was up 1.5% to 52,489 metric tons from 51,701 metric tons in the third quarter of 2008.  However, the average selling price of NPCC products declined a modest 2.2% to $483 per metric ton, down from $494 per metric ton in the third quarter of 2008, caused primarily by a shift in the overall product mix of applications sold.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

Our NPCC production capacity utilization rate, excluding Zibo, was 100% during both the third quarter of 2009 and 2008.  NPCC for use in tires and PVC represented 34.7% and 25.3% of NPCC sales for the quarter respectively.  NPCC use in PE accounted for 18.5% of NPCC revenue.

Sales from NPCC products for use in adhesives and latex were 12.2% of total NPCC revenue during the third quarter.  NPCC use in ink, paper, paint and automobile underbody coatings combined to generate 9.3% of NPCC revenue.

Our gross profit for the third quarter of 2009, all of which was derived from NPCC products, was $10.1 million as compared with gross profit, which included the chemical operation of $16.7 million for the third quarter of 2008. Total gross margin was 39.7%, up 5.7 percentage points from 34% during the third quarter of 2008.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

Gross profit for the NPCC segment decreased 6.7% on a year-over-year basis. NPCC gross margin was 39.7% in the third quarter, down 2.6 percentage points from the same quarter last year. The decrease in NPCC gross margin was due to the decrease in average selling price, reclassification of certain export freight from related general and administrative expenses to cost of goods sold and initial production costs at the Zibo facility.

Selling expenses, all of which were attributable to NPCC products, were $0.5 million or 2.2% of revenue, down 35.8% from $0.9 million or 1.7% of revenue for the same period last year. The decline in selling expenses was the result of a lowered sales commission rate effective January 1, 2009 and the reclassification of export freight costs to cost of goods sold for the current period, partially offset by higher salary and benefits expenses due to expansion of the NPCC business.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

General and administrative expenses were $1.4 million or 5.6% of revenue, up from $1.1 million or 2.1% of revenue for the same period last year. The increase was mainly due to increased research and development expenditures, higher professional expenses, increases in managerial compensation and increase in amortization of land-use rights related to our growing NPCC operations. These increases were partially offset by the elimination of certain G&A expenses associated with the chemical business as a result of cessation of production at our Bangsheng Chemical Facility.

Operating income for the third quarter of 2009, all of which was derived from the NPCC segment, was $8.1 million, down 45.3% from $14.8 million in the same period a year ago. Operating margin improved to 32%, compared to 30.1% in the third quarter of 2008.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

Interest expense, related primarily to the convertible notes issued in May and June 2008, was $2.8 million for the three-month period ended September 30, 2009, down from $3.5 million a year ago. Interest expense included $1.4 million of contractual coupon interest on the convertible notes, $0.3 million of amortization of debt issuance costs and $1.5 million of amortization of debt discount. The total interest expense was reduced by $0.3 million of interest cost capitalized during the three-month period ended September 30, 2009.

Income tax expense was $0.6 million for the third quarter of 2009 compared to $2.1 million in the same period last year. The company's effective tax rate decreased to 10.8% from 18.6% for the same period last year primarily due to the fact that the company applied a higher income tax rate than the enacted rate to the PRC taxable income during the three-month period ended September 30, 2008. The income tax rate was adjusted to reflect the appropriate enacted rate in the three month period December 31, 2008.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

EBITDA, all of which was derived from the NPCC segment, for the third quarter of 2009 was $9.2 million, down 47.6% from $17.5 million, including the chemical operations in the third quarter of 2008.

Net income, all of which was derived from the NPCC segment, in the third quarter of 2009 was $4.6 million, down 49.5% from $9.2 million in the same period last year. Diluted earnings per share for the third quarter of 2009 were $0.09 compared with diluted earnings per share of $0.17 in the third quarter of 2008. Our diluted weighted average shares outstanding during the quarter were 54.2 million, down 20.7% from 68,3 million in the same quarter last year, primarily due to exclusion of potential common shares related to the convertible notes from the diluted earnings per share computation because their effect was anti-dilutive for the three-month period ended September 30, 2009.

Next, let’s move on to the balance sheet.  As of September 30, 2009 ShengdaTech had $105.5 million in cash and $109.3 million in working capital.  As of September 30, 2009 shareholders’ equity was $163.9 million, up 11.5% from shareholders’ equity of $147 million as of December 31, 2008.  For the first nine months of 2009 we generated net cash flow from operating activities, up $17.6 million.  Our ability to generate positive cash flows provides stability to our business operations.  ..., which, combined with our current cash position, will continue to provide cash resources to support our business expansion.   In case of a need for additional financing, we are very confident that we will be able to obtain bank loans from local banks in China based on our strong historical performance and bright business prospects.  We expect to incur approximate capital expenditures of $12 million over the next six months, including $3.8 million for the acquisition of Puxi, $2.9 million for Puxi’s technological upgrades and $5.3 million to build offices and for final payments of equipment for phase one at the newly constructed NPCC facility in Zibo.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

When we close the agreement to purchase the land-use rights from the local government of Hanshang County for the existing Puxi facility we estimate an additional cost of $4.4 million. All of our capital expenditures are expected to be funded from cash on hand and cash flow from operations.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

In closing, I would like to add that we believe the acquisition and future expansion of the Puxi facility in Anhui will allow us to establish a strong foothold in the vital Yangtze River Delta area.  We are also very excited about progress in our newly built Zibo facility, which enables us to meet the increasing demand from our expanding customer base and increasing market penetration.  These recent developments have strengthened our position as China’s largest NPCC supplier.  We believe that with the revival of the global economy and the impact from the Chinese government it’s an ... plan.  We can increase our share of the fast growing worldwide market for NPCC.

I should add that I will be presenting at the Oppenheimer Fourth Annual Industrials Conference on November 18th and at Brean Murray 2009 China Growth Conference on November 20, 2009 in New York City.  Interested parties are encouraged to refer to our November 4th press release on the subject or contact Oppenheimer and Brean Murray directly.  I look forward to meeting any of you who may attend.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
November 10, 2009/9:00 a.m. EST

I would now like to open up the call to any questions you may have for the management. We will take one question from each participant and hope to return back to you in case you have a follow-up question.

Coordinator	Our first question comes from the line of John Ma with Roth. Please proceed, sir.

J. Ma	Andrew, just one question: You have a charge on the Puxi facility. My question is when do you expect the facility will start production.

A. Chen
Well, with a slight delay in the Anhui Providential Bureau of Commerce approval for the acquisition of the equity transfer, we are estimating that we will complete the technological upgrades and will have the 10,000 capacity in place for production by the end of Q1 2010.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
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Coordinator	Our next question comes from the line of Katherine Lu with Oppenheimer. Please proceed.

J. Chen
This is Jan Chen for Katherine Lu.  My question is for the new products.  Can you tell us what’s the status of the asphalt development and how many customers are testing this product and how this new product can affect your revenue in ...?  Thank you.

A. Chen	Jenny, can you translate for Ms. Guo?

J. Young	(In Chinese.)

I’m sorry. Could you repeat the second part of your question? You asked about the asphalt and what was your second one?

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
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J. Chen	Yes. The question is how asphalt development will affect your revenue in 2010 ... in dollar terms.

J. Young	Okay. (In Chinese.)

A. Guo	(In Chinese.)

J. Young
Basically, let us give you a little bit of update on the development of asphalt:  Currently, the company has collected different opinions from the customers, so they’re actually testing, updating the asphalt according to those comments from the customers.  So basically, the company hasn’t really done like a revenue projection for the asphalt for 2010, but the company is very confident that there will be about to start the production of asphalt and provide a very profitable return for everyone.

A. Chen
At the moment we have not gotten to forecasting exactly what kind of volume we’re going to be experiencing for asphalt sales for 2010, but that’s not to say that we’re not being optimistic.  I think so far, as Ms. Guo has indicated, we’re making solid progress.  We’re having trial productions.  We’re getting positive feedback from customers and we’re very confident that this is going to turn into a very positive result for the company.  As soon as we are in the position to provide more update on specific volumes to be expected for 2010 and going forward we will do so.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
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Coordinator	Our next question comes from the line of Ping Luo with Global Hunter Securities. Please proceed.

P. Luo
Your gross margin was down to 39.7% this quarter from 43% in Q2.  You just mentioned a couple of reasons, talking about lower ASP, talking about higher production costs in crude ore and your shift in product mix.  These are part of the reason for the gross margin to come down.  I would like you to tell how do we see this gross margin going forward, if it’s going to maintain at such a level or is it going to improve in the future, in the next few quarters.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
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A. Chen
The decline of gross margin from Q2 of this year to Q3 of this year, of course, there are several reasons.  The first is the raw material cost has been on the rise.  Particularly in the ... facility there was a significant increase in ..., which is a raw material mixed with the limestone.  You put all of this stuff into the furnace to make NPCC.  As a matter of fact, there was a 15% increase in the cost per ton of ... from Q2 to Q3. It was increased by 15% to $162 per ton.   Then the fuel, the coal, which is used for fuel, to produce NPCC was increased by 14% to $69 per ton.  This significant increase in raw material is the first reason.

The second reason being that the initial production of Zibo naturally has lower gross margins and actually, Zibo had a negative gross margin of about 17%.  We have since then taken actions to improve the production process essentially and we’re expecting to partially restore gross margin at this facility in the coming quarters.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
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At the same time, we have strengthened our control of raw material purchase to ensure we stock more when prices are low and less when prices are high.  As you know, as we are able to normalize the production at Zibo to a much better level in Q4, we’re expecting the combined gross margin to move back up to over 40% and potentially around 41% for Q4.   We are confident on a going forward basis about 40% of gross margin would be maintained.

A. Guo	(In Chinese.)

J. Young
Just to add additional comments for what Andrew said, Ms. Guo commented that the average selling price, although we cannot really say that is going to be up or down, will depend on the market demand for the average selling price on the NPCC products.  But basically, as the company gets more mature at the production the company will be able to actually reduce the product cost, which will lead to maintenance on the gross margin.  Therefore, the company going forward, as Andrew said, the gross margin should be maintained at the same level as before, around 40%.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
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Coordinator	We have a follow-up question from Ping Luo with Global Hunter Securities. Please proceed.

P. Luo	Your operating cash flow was down this quarter. It’s only about $2.6 million in Q3 compared to $8 million in Q2 and $7 million in Q1. What are the main reasons for the operating cash flow to decline?

A. Chen
When comparing I have to say that operating cash flows in Q1 and Q2 have been very normal.  In Q3 there was a factor, which I will explain here.  It’s that due to large amounts of fixed assets purchased the company incurred large amounts of VAT tax yet to be offset by VAT for sale or products.  The increase in Q3 is about $4.3 million.  This amount is booked in other receivables.  The large increase in this is the main cause for operating cash flow decrease.  We consider this phenomenon to be a timing issue and will not be repeated in coming quarters.  It’s just a temporary thing because Zibo just started production and the large scale sales have yet to happen.  In order to offset this VAT receivable you need to generate all of sales in order to create the ... of VAT to offset it, to bring it down.   This had to be booked as an other receivable and cause this big reduction to operating cash flow, so our operations have been normal.  I don’t think that this is an indication that it is a permanent decline of our capability to generate operating cash flows.

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SHENGDATECH:  SHENGDATECH Q3 2009 EARNINGS CONFERENCE CALL
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Coordinator	There appear to be no further questions. I’ll turn the call back to Crocker Coulson for closing comments.

C. Coulson
Thank you, Operator.  On behalf of the entire ShengdaTech Management Team, we’d like to thank all of you for your interest and participation in this call, including your thoughtful questions this morning.  If you have any interest in contacting or visiting ShengdaTech, please let us know.  We’re always happy to arrange site visits for interested investors.  Again, thank you a lot for joining us on the call.  We look forward to coming back to you early next year and talking about our fourth quarter results.  This now concludes ShengdaTech’s Third Quarter 2009 Earnings Conference Call.

IN CONFIDENCE